CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 26, 2013 relating to the financial statements and financial highlights which appear in the February 28, 2013 annual reports to shareholders of Invesco Tax-Exempt Cash Fund, Invesco Tax-Free Intermediate Fund, Invesco High Yield Municipal Fund (formerly known as Invesco Van Kampen High Yield Municipal Fund), Invesco Intermediate Term Municipal Income Fund (formerly known as Invesco Van Kampen Intermediate Term Municipal Income Fund), Invesco Municipal Income Fund (formerly known as Invesco Van Kampen Municipal Income Fund) and Invesco New York Tax Free Income Fund (formerly known as Invesco Van Kampen New York Tax Free Income Fund), six portfolios within the AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Houston, Texas
June 27, 2013